UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_______________________

Date of Report: March 15, 2016 (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 104, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2016, Eric W. Fangmann notified the Company that, effective immediately, he was resigning from the Company’s Board of Directors and the Company’s Audit Committee. Eric W. Fangmann has served as a director of the Company since being elected by Stockholders on June 12, 2014. Eric W. Fangmann is the Chief Financial Officer of various business entities associated with Lloyd I. Miller, III. Lloyd I. Miller, III currently owns 7,926,389 shares, or approximately 19.4%, of the Company’s outstanding common stock. Lloyd I. Miller, III, is not a related party or otherwise affiliated with the Company, its directors or officers, except that Lloyd I. Miller, III, recommended Eric W. Fangmann to be a Company Board of Director member.

We are not aware of any disagreement with Mr. Fangmann as defined in 17 CFR 240.3b-7. Mr. Fangmann has informed the Board that his decision to resign is due to personal and business commitments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2016	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman and CEO